EXHIBIT 6




                            ESSEX INTERNATIONAL INC.
                                  Common Stock
                               -------------------
                                Custody Agreement


The Bank of New York
101 Barclay Street
New York, NY 10286


Gentlemen:

         There are delivered to you herewith one or more certificates ("Certificates"), in negotiable and proper deliverable form, representing (i) at least the number of shares of Class A and Class B Common Stock, par value $0.01 per share (the "Old Common Stock"), of Essex International Inc., a Delaware corporation (the "Company"), and/or (ii) at least the number of warrants (the "Warrants") to purchase shares of Common Stock owned by the undersigned and set forth above the signature of the undersigned at the end of this letter. In the case of the Old Common Stock, the Certificates have signatures guaranteed with a medallion stamp by a financial institution participating in a medallion stamp program or are accompanied by a duly executed stock power or powers, in blank, bearing the signature of the undersigned so guaranteed; and in the case of the Warrants, the Certificates include a duly executed form of assignment with signatures guaranteed with a medallion stamp by a financial institution participating in a medallion stamp program. The undersigned has also delivered to you the following documents: (a) if acting as a trustee or in any other fiduciary or representative capacity, duly certified copies of each trust instrument, will, letters testamentary or other instrument pursuant to which the undersigned is authorized to act as a Selling Stockholder (as herein defined),
(b) if a partnership, extracts of any applicable provisions of its partnership agreement authorizing it to enter into this Custody Agreement and the Underwriting Agreements (as defined herein), and (c) if a corporation, duly certified resolutions of its Board of Directors and extracts of any applicable provisions of its certificate of incorporation and by-laws authorizing it to enter into this Custody Agreement and the Underwriting Agreements. The undersigned agrees to deliver to the Attorneys-in-Fact (as defined herein) or to you such additional documentation as the Attorneys-in-Fact, or either one of them, or the Company or the Representatives (each as defined herein) or you or any of their respective counsel may reasonably request to effectuate or confirm compliance with any of the provisions hereof or of the Underwriting Agreements (as defined below), all of the foregoing to be in form and substance satisfactory in all respects to the Attorneys-in-Fact and you. The Certificates are to be held by you as Custodian for the account of the undersigned and are to be disposed of by you in accordance with this Custody Agreement. Whenever reference is made in this Custody Agreement to shares of Common Stock, it shall refer to shares of Common Stock, par value $.01 per share, of the Company existing after giving effect to the Stock Split and the Reclassification as defined in the prospectus (the "Prospectus") included in the Registration Statement No. 333-22043 relating to the Common Stock (the "Registration Statement"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Underwriting Agreements.

                  Concurrently with the execution and delivery of this Custody Agreement, the undersigned has executed an irrevocable power of attorney ("Power of Attorney") to Richard A. Friedman and Joseph H. Gleberman, or their duly designated substitutes (individually, an "Attorney-in-Fact" and collectively, the "Attorneys-in-Fact") authorizing the Attorneys-in-Fact, or any one of them, to sell at each Time of Delivery (as defined in the Underwriting Agreements) (i) from the number of shares of Old Common Stock represented by the Certificates that number of shares of Common

Stock specified to you in writing by an Attorney-in-Fact which shall be no greater than the total number (the "Stock Total Number") of shares of Old Common Stock set forth above the signature of the undersigned at the end of this letter, as adjusted for the Stock Split and the Reclassification (the "Stock Adjusted Total Number"), and (ii) that number of Warrants specified to you in writing by an Attorney-in-Fact which shall be no greater than the total number (the "Warrant Total Number") of Warrants set forth above the signature of the undersigned at the end of this letter, as adjusted for the Stock Split and the Reclassification (the "Warrant Adjusted Total Number"), and for that purpose to enter into and perform (i) an underwriting agreement (the "U.S. Underwriting Agreement"), among the Company, Essex Group, Inc. ("Essex"), certain stockholders of the Company including the undersigned (the "Selling Stockholders") and Goldman, Sachs & Co., Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc., as representatives (the "U.S. Representatives") of the several underwriters (the "U.S. Underwriters") to be named in Schedule I thereto; and (ii) an underwriting agreement (the "International Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements") among the Company, Essex, the Selling Stockholders and Goldman Sachs International, Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers International (Europe), as representatives (the "International Representatives" and, together with the U.S. Representatives, the "Representatives") of the several underwriters to be named in Schedule I thereto (the "International Underwriters" and, together with the U.S. Underwriters, the "Underwriters"). The aggregate number of Firm Shares (as defined in the Underwriting Agreements) and Optional Shares (as defined in the Underwriting Agreements) (the Firm Shares and the Optional Shares, collectively, the "Shares") to be sold by the undersigned pursuant to the Underwriting Agreements in the offerings (the "Offerings") thereunder shall be no greater than the Stock Adjusted Total Number of shares of Common Stock, and the aggregate number of Firm Warrants (as defined in the Underwriting Agreements) and Optional Warrants (as defined in the Underwriting Agreements) to be sold by the undersigned pursuant to the Underwriting Agreements shall be no greater than the Warrant Adjusted Total Number of Warrants.

         You are authorized and directed to hold the Certificates deposited with you hereunder in your custody, and at each Time of Delivery specified in the Underwriting Agreements at which the undersigned is selling any Shares and/or Warrants you shall take all necessary action, as requested in writing, (i) to cause any and all shares of Old Common Stock to be exchanged for shares of Common Stock pursuant to the Stock Split and the Reclassification, to effect any adjustment to the Warrants resulting from the Stock Split or Reclassification and to cause the Company or the transfer agent and registrar for the Common Stock to cause the number of Shares and/or Warrants to be sold by the undersigned to be transferred on the books of the Company into such names as the Attorneys-in-Fact, or any one of them, or the Representatives shall have instructed you in writing and to exchange the old certificates representing such Shares and/or Warrants for new certificates for such Shares and/or Warrants registered in such names and in such denominations as the Attorneys-in-Fact or the Representatives shall have instructed you in writing, (ii) to deliver such new certificates to the Representatives, for the accounts of the Underwriters, against payment for such Shares and/or Warrants, give receipt for such payment, and deposit the same to your account, and (iii) to pay such expenses, including transfer taxes, out of monies on deposit with you for such purpose as you may be instructed in writing to pay by the Attorneys-in-Fact, or any one of them, and, when instructed by an Attorney-in-Fact to do so, remit to the undersigned or such other person as an Attorney-in-Fact may direct the balance, after deducting such expenses, of the amount received by you as payment for such Shares and/or Warrants. Promptly after the earlier of notification by any Attorney-in-Fact of the expiration of the 30 calendar day period following the First Time of Delivery or notification by the Representatives of the Second Time of Delivery, as each is provided for in the Underwriting Agreements, you shall return to the undersigned a new certificate or certificates (which you shall have obtained from the Company or the transfer agent), representing the number of shares of Common Stock and/or Warrants, if any, represented by the Certificate(s) deposited with you which is in excess of the number of Shares and/or Warrants sold by the undersigned to the Underwriters.

         If the Underwriting Agreements shall not be entered into and the transactions contemplated thereby consummated prior to the 45th day after the date of this Custody Agreement then, upon the written request of the undersigned to you (accompanied by written notice of termination of the Power of Attorney addressed to each of the Attorneys-in-Fact, in your care) on or after that date, you are to return to the undersigned the Certificates deposited with you hereunder.

         Under the terms of the Power of Attorney, the authority conferred thereby is granted, made and conferred subject to and in consideration of the interests of the Underwriters and, except as set forth in the Power of Attorney, is irrevocable and not subject to termination by the undersigned or by operation of law, and the obligations of the undersigned under the Underwriting Agreements are similarly not subject to termination by the undersigned. Accordingly, the Certificates deposited with you hereunder and this Custody Agreement and your authority hereunder are subject to the interests of the Underwriters, and this Custody Agreement and your authority hereunder are irrevocable and are not subject to termination by the undersigned, except as set forth in the preceding paragraph, or by operation of law, whether by the death or incapacity of the undersigned (if the undersigned is an individual), the death of any trustee or executor or the termination of any trust or estate (if the undersigned is a trust or estate), the dissolution or liquidation of any corporation or partnership (if the undersigned is a corporation or partnership), or the occurrence of any other event. If any event referred to in the preceding sentence should occur before the delivery of the Shares and/or Warrants to be sold by the undersigned under the Underwriting Agreements, Certificates for such shall, except as specifically provided in the Underwriting Agreement, be delivered by you on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreements and this Custody Agreement, and action taken by you pursuant to this Custody Agreement shall be as valid as if such event had not occurred, whether or not you or the Attorneys-in-Fact, or any one of them, shall have received notice of such event.

         Until payment of the purchase price for the Shares and/or Warrants to be sold by the undersigned to the Underwriters has been made to you by or for the account of the Underwriters, the undersigned shall remain the owner of all shares of Old Common Stock, shares of Common Stock and/or Warrants represented by the Certificates and shall have the right to vote all shares of Old Common Stock or Common Stock represented by the Certificates and to receive all dividends and distributions thereon.

         You shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Custody Agreement given to you by the Attorneys-in-Fact, or any one of them; provided, however, that you shall not be entitled to act on any statement or notice to you with respect to a Time of Delivery under the Underwriting Agreements, or with respect to the termination of the Underwriting Agreements, or advising that the Underwriting Agreements have not been executed and delivered, unless such statement or notice shall have been confirmed in writing to you by the Representatives.

         It is understood that you assume no responsibility or liability to any person other than to deal with the Certificates, Shares and/or Warrants and the proceeds from the sale of the Shares and/or Warrants represented by the Certificates in accordance with the provisions of this Custody Agreement, and the undersigned agrees to indemnify and hold you harmless from and against all losses, damages, claims and liabilities arising out of or in connection with your acting as Custodian hereunder except for such losses, damages, claims and liabilities due to your negligence, willful misconduct or bad faith.

         This Custody Agreement constitutes a representation and warranty by, and a covenant and agreement of, the undersigned that:

         1. The undersigned (if the undersigned is a stockholder) has good and valid title to the shares of Old Common Stock represented by the Certificates and, upon effectiveness of the Stock Split and the Reclassification, the undersigned will have, immediately prior to each Time of Delivery (as defined in the Underwriting Agreements), good and valid title to the Shares to be sold by the undersigned at such Time of Delivery, free and clear of all liens, encumbrances, equities or adverse claims and full right, power and authority to sell, assign, transfer and deliver such Shares, subject to this Custody Agreement, the Underwriting Agreements and the Power of Attorney; the undersigned (if the undersigned is a warrantholder) has good and valid title to the Warrants represented by the Certificates to be sold by the undersigned immediately prior to each Time of Delivery, free and clear of all liens, encumbrances, equities or adverse claims and full right, power and authority to sell, assign, transfer and deliver such Warrants, subject to this Custody Agreement, the Underwriting Agreements and the Power of Attorney; and upon delivery of the certificates representing all Shares and/or Warrants to be sold by the undersigned and payment therefor pursuant to the Underwriting Agreements, good and valid title to such Shares and/or Warrants, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

         2. The undersigned has, and at all times through the last Time of Delivery specified in the Underwriting Agreements will have, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Custody Agreement, the Power of Attorney and the Underwriting Agreements, and for the sale and delivery of the Shares and/or Warrants to be sold by such Selling Stockholder under the Underwriting Agreements; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Underwriting Agreements. This Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the undersigned and are, and at all times through the last Time of Delivery will be, valid and binding obligations of the undersigned. The Underwriting Agreement has been duly authorized by the undersigned and, when executed and delivered on behalf of the undersigned and thereafter at all times through the last Time of Delivery, will be valid and binding obligations of the undersigned. Compliance by the undersigned with all of the provisions of this Custody Agreement, the Underwriting Agreement and the Power of Attorney and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute or any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the undersigned is a party or by which it is bound or to which any of the property or assets of the undersigned is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the undersigned (if the undersigned is a corporation), the Partnership Agreement or Articles of Partnership of the undersigned (if the undersigned is a partnership) or other constituent documents of the undersigned (if the undersigned is neither a corporation nor a partnership) or any order to which such Selling Stockholder is bound or any rule or regulation of any court or governmental agency or body having jurisdiction over the undersigned or any of the undersigned's properties.

         3. The undersigned has carefully reviewed the representations, warranties, statements and agreements to be made by the undersigned as a Selling Stockholder in the Underwriting Agreements and does hereby represent, warrant and agree that (a) such representations, warranties, statements and agreements, insofar as they relate to the undersigned, are true and correct as of the date hereof and will be true and correct at all times through the last Time of Delivery specified in the Underwriting Agreements at which the undersigned is selling any Shares and/or Warrants and (b) such agreements, insofar as they relate to the undersigned, have (where applicable) been complied with as of the date hereof and will be complied with on and after each such Time of Delivery.

         4. The undersigned has received and carefully reviewed a copy of the preliminary prospectus, dated April 2, 1997 (the "Preliminary Prospectus"), and will so review any amendment to the Preliminary Prospectus upon receipt thereof. To the extent that any statements or omissions made in the Registration Statement, any Preliminary

Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the undersigned expressly for use therein, such Registration Statement, Preliminary Prospectus and the Prospectus and any further amendments or supplements to either the Registration Statement and the Prospectus, did, or will, when they become effective or are filed with the Securities and Exchange Commission (the "Commission"), as the case may be, conform in all material respects to the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and in that regard the undersigned (i) confirms the accuracy of the information concerning the undersigned and the undersigned's stockholdings and/or warrantholdings in the Company as set forth in the Selling Stockholder's Questionnaire (the "Questionnaire") delivered by the undersigned to the Company, pursuant to which the undersigned elected to sell the Shares and/or Warrants in the transactions contemplated hereby, (ii) also confirms the accuracy of the information concerning the undersigned contained in the Preliminary Prospectus, (iii) agrees immediately to notify the Company and promptly (but in any event within three business days thereafter) to confirm the same in writing if, at any time from the date hereof until the latest of (a) the completion of the public offering of the Shares and the shares of Common Stock to be received by the Underwriters upon redemption of the Warrants, (b) the last Time of Delivery for the Shares and Warrants provided for in the Underwriting Agreements and (c) 25 days after the date of the final prospectus used in connection with the Offerings, there should be any change affecting the accuracy of the above-mentioned information, or if any subsequent version of such section of the prospectus delivered to the undersigned should be inaccurate, and (iv) agrees that for all purposes of the foregoing representation and warranty and the similar representations, warranties and indemnities in the Underwriting Agreements, delivery of this Custody Agreement and the statements contained herein and in the Questionnaire constitute (and the absence of any such notice as is referred to in subclause (iii) constitutes on a continuing basis) written information furnished to the Company expressly for use in the Preliminary Prospectus, Registration Statement, Prospectus and any such amendment or supplement thereto.

         5. The undersigned hereby covenants and agrees that during the period beginning from the date of the Underwriting Agreements and continuing to and including the date one hundred eighty (180) days after the date of the Prospectus, the undersigned will not offer, sell, contract to sell or otherwise dispose of, including, without limitation, through the entry into a cash-settled derivative instrument, except as provided under the Underwriting Agreements, any shares of Common Stock, any securities of the Company that are substantially similar to the shares of Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock, or any such substantially similar securities (other than upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of the Underwriting Agreements), without the prior written consent of Goldman, Sachs & Co.

         The undersigned has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and/or the shares of Common Stock to be received by the Underwriters upon redemption of the Warrants being sold pursuant to the Underwriting Agreements.

         The foregoing representations, warranties and agreements, as well as those contained in the Selling Stockholder's Questionnaire completed by the undersigned and submitted to the Company and those contained in the Underwriting Agreements, are made for the benefit of, and may be relied upon by, the other Selling Stockholders, the Attorneys-in-Fact, the Company, the Underwriters, the Custodian and the representatives, agents and counsel of each of the foregoing.

         No party may assign any of its rights or delegate any of its obligations under this Custody Agreement without the written consent of all the other parties, which consent may be withheld in the reasonable discretion of the party whose consent it sought. Any assignment or delegation in violation of the preceding sentence shall be null and void.

         This Custody Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         All notices, instructions, reports and other communications to be given or made under this Custody Agreement shall be given or made by first-class mail, postage prepaid, or by telecopy or telephone and shall be confirmed by first-class mail, postage prepaid

         (a) to the Custodian at:

             The Bank of New York
             101 Barclay Street
             New York, NY 10286

             Attn:  Derivative Products Group
             Telephone:  (212) 815-5228
             Telecopy:  (212) 815-5999

         (b) to the undersigned at the address as set forth in the Questionnaire

         (c) to the Attorneys-in-Fact at:

             c/o Essex International, Inc.
             1601 Wall Street
             Fort Wayne, Indiana  46802



         THIS CUSTODY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Please acknowledge your acceptance hereof as Custodian, and receipt of the Certificates deposited with you hereunder, by executing and returning to the undersigned the enclosed copy hereof.


Dated: ____________ ___, 1997


Total number of shares of Old Common Stock represented by stock certificates: _________________
Total number of Warrants represented by warrant certificates: _________________ Stock Total Number of shares of Old Common Stock: __________________
Warrant Total Number of Warrants: ________________

                                   Very truly yours,


                                   ______________________________________*
                                   (Insert Full Name of Selling Stockholder)


                                   ______________________________________*
                                   Signature (individual)

                                   By:___________________________________*(Seal)
                                      Signature (corporation or partnership)
                                      Name:
                                      Title:

                                   Signature guaranteed by:


                                   By____________________________________


(NOTE:  THE GUARANTEE MUST BE DONE WITH A MEDALLION STAMP BY A
FINANCIAL INSTITUTION PARTICIPATING IN A
MEDALLION STAMP PROGRAM.)

--------
* To be signed or completed, as appropriate, in exactly the same manner as the shares and/or warrants are registered.

                     CUSTODIAN'S ACKNOWLEDGMENT AND RECEIPT


         The Bank of New York, as Custodian, acknowledges acceptance of the duties of the Custodian under the foregoing Custody Agreement and receipt of the following Certificates:

THE FOLLOWING TABLE IS TO BE FILLED OUT ONLY WITH RESPECT TO CERTIFICATES REPRESENTING SHARES OF OLD COMMON STOCK
AND/OR WARRANTS:


                             No. of Shares of
Cert. Number                 Old Common Stock                   No. of Warrants

____________                 ________________                   _______________

____________                 ________________                   _______________

____________                 ________________                   _______________

____________                 ________________                   _______________

____________                 ________________                   _______________

____________                 ________________                   _______________

____________                 ________________                   _______________

____________                 ________________                   _______________

____________                 ________________                   _______________

____________                 ________________                   _______________

____________                 ________________                   _______________

____________                 ________________                   _______________

____________                 ________________                   _______________

____________                 ________________                   _______________


Dated:_______________, 1997                      The Bank of New York

                                                 As Custodian


                                                 By:___________________________
                                                    Name:
                                                    Title: